UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 1, 2008

Date of Report (Date of earliest event reported)

SILVERGRAPH INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-30951 Commission File No.	67-0695367 (I.R.S. Employer Identification No.)

11919 Burke Street, Santa Fe Springs, CA  90670-2507

(Address of principal executive offices)

562-693-3737

(Registrant’s telephone number)

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report references to “Silvergraph,” “we,” “us,” and “our” refer to Silvergraph International, Inc.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions.  This report contains these types of statements.  Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “project,” or “continue” or comparable terminology used in connection with any discussion of future events, operating results or financial performance identify forward-looking statements.  You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this report.  All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors, including, but not limited to, the subscribers’ willingness to purchase additional notes, the completion of a combination with a private company and our need for additional funding from other sources.  In addition other uncertainties could cause actual events to differ materially from those described in the forward-looking statements.

Section 1 - Registrant’s Business Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 1, 2008, Silvergraph International, Inc. received $100,000 pursuant to a Subscription Agreement, dated January 25, 2008, between Silvergraph and subscribers, Thomas G. Schuster and Antaeus Capital Partners, LLC, accredited investors.  Each subscriber purchased  $50,000 in convertible promissory notes.  The Subscription Agreement provides that the subscribers will purchase a minimum of $100,000 and a maximum of $400,000 of 7% convertible promissory notes, due on May 31, 2008 (the “Notes”).  We intend to use the $100,000 for debt repayment and working capital and we anticipate that we may receive an additional $200,000 pursuant to the Subscription Agreement.

The Notes granted under the Subscription Agreement may at the holder’s option be converted into restricted shares of Silvergraph’s common stock at $0.08 per share, subject to anti-dilution provisions.  In the event we combine with any private company, the outstanding principal and interest of the Notes must be converted at the lower of the $0.08 per share or a price per share equal to the price per share of a funding event closed concurrently with the combination, subject to a floor of $0.01.  We have identified a private company we are interested in combining with, but as of the date of this report, we have not completed negotiations and have not entered into a formal agreement.  If we do not complete a combination with a private company by May 31, 2008 or the Notes are not repaid at maturity, the conversion price of the Notes will be reduced to the lower of $0.002 or the conversion price that would cause the majority holder of the Notes to own upon conversion 51% of the outstanding common stock of Silvergraph and the remaining holders of the Notes to own a pro rata number of shares.

The Notes will be secured by all of the assets of New Era Studios, Inc., our wholly-owned subsidiary, under a security agreement.  Silvergraph may not prepay the Notes and so long as the Notes are outstanding, we must obtain written approval from the note holders for certain actions identified in the Notes, including, but not limited to, the issuance of debt, acquisition or sale of a material asset and issuance of dividends to common stockholders.  The security agreement will be null and void if the Notes convert into a majority of Silvergraph’s common stock.  In addition, the holders of the Notes have a right of first refusal on all equity financings contemplated by Silvergraph.

The Notes are transferable and assignable by the holder and the parties may amend the Notes by written agreement.  In addition, each holder may request in writing that common stock issued to the holder upon conversion of the Notes be registered under a future registration statement, provided the common stock is not eligible for sale under Rule 144(k).

Silvergraph has had prior dealings with one of the subscribers, Thomas G. Schuster.  Mr. Schuster invested $50,000 in a 10% convertible note on November 15, 2007.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Company

See the descriptions under Item 1.01 above.

Section 8 – Other Events

Item 8.01 Other Events

In December 2007 the board of directors of New Era Studios, Inc. determined it was in the best interests of that company at that time to lay off nine employees.  Management of New Era Studios anticipates that it may rehire certain manufacturing personnel that were laid off; however, the majority of the layoffs will become permanent.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

Exhibits

No.

Description

10.1

Subscription Agreement among Silvergraph International and Subscribers, dated January 25, 2008.

SIGNATURES

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERGRAPH INTERNATIONAL, INC.

By: /s/ James R. Simpson

James R. Simpson, Chief Executive Officer

Date:  February 7, 2008

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